Exhibit 99.1

Vivakor Strengthens Executive Leadership Team

Strategic COO and CFO Appointments Enhance Operational and Financial Capabilities

Dallas, TX, Aug. 13, 2025 (GLOBE NEWSWIRE) -- Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced the appointments of Kimberly Hawley as EVP and Chief Financial Officer, and Treasurer and Les Patterson as EVP and Chief Operating Officer.

Vivakor Chairman, President, and Chief Executive Officer James Ballengee commented, “I couldn’t be more pleased with the appointments of Les and Kimberly. Les brings operational discipline and deep industry experience that will be instrumental as we focus on improving profitability and scaling efficiently. Kimberly adds a new level of financial insight that strengthens our ability to deliver transparency and long-term value to our stakeholders. With this leadership in place, we’re positioned to execute on our future plan of operations with confidence and precision.”

Ms. Hawley is a widely respected financial executive with more than 25 years of experience leading corporate finance, strategic planning, and regulatory compliance across both public and private companies. With a strong background in energy, infrastructure, and logistics sectors, she has built a reputation for financial leadership in complex, high-growth environments. Her core areas of expertise include SEC and GAAP financial reporting, SOX compliance, treasury operations, audit management, and cross-functional execution. At Vivakor, Ms. Hawley will bring a disciplined, transparent approach to financial leadership, playing a critical role in strengthening the Company’s financial reporting.

“I believe Vivakor is at an inflection point, and I’m excited to join a team committed to operational excellence and strategic growth,” said Ms. Hawley. “My focus will be on enhancing financial discipline, elevating reporting, and aligning our financial strategy with our long-term operational goals.”

Mr. Patterson is a highly accomplished operations executive with over 30 years of leadership in the domestic and international oil and gas industries. He has successfully managed critical functions across operations, engineering, construction, project execution, and corporate strategy for some of the world’s most prominent energy companies, including BP, ExxonMobil, Chevron, and Shell. His extensive experience spans both onshore and offshore environments, with a proven ability to lead complex capital projects from inception through completion, ensuring technical precision, cost control, and regulatory compliance. At Vivakor, Mr. Patterson will drive execution across the Company’s asset base with a focus on accelerating revenue growth, improving margin performance, and ensuring scalable, sustainable operations.

“My focus will be on driving operational excellence, optimizing our existing asset base, and expanding revenue streams with an eye toward long-term value creation,” said Mr. Patterson.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil storage, transportation, future reuse, and remediation services under long-term contracts. Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, fluctuations in global and regional oil and gas prices and markets, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor, our ability to maintain the listing of our securities on The Nasdaq Capital Market , the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com